UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2006

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Since 1999, the Company has held an equity interest of 22.5% in Kentucky Speedway (“Speedway”), an unconsolidated affiliate, for which we guarantee a portion of outstanding debt and operate catering and concession facilities. On June 30, 2006, Speedway modified terms and conditions on its debt, including: (i) lowering its interest rate to LIBOR plus 75 basis points, (ii) removing a liquidity coverage requirement, (iii) reducing a fixed charge coverage ratio from 1.1-to-1.0 to 1.0-to-1.0, (iv) delaying redemption payments for 2006, 2007 and 2008 and (v) revising a put feature allowing the lenders to require full payment of the debt from Speedway on or after June 1, 2011. In connection with these modifications, on June 30, 2006, OSI Restaurant Partners, Inc. and the other equity owners of Speedway entered into an Amended and Restated Limited Guarantee (the “Agreement”), which amends and restates the previous Limited Guarantee dated as of October 2, 2000. Under the terms of the Agreement, we increased our guarantee on $68,000,000 in bonds (the “Bonds”) issued by Speedway from $9,445,000 to $17,585,000.

Payments on the Bonds began in December 2003 and will continue according to the redemption schedule with final maturity in December 2022. Our guarantee will proportionally decrease as payments are made on the Bonds. The Bonds have a put feature that allows the lenders to require full payment of the Bonds as of or after June 1, 2011. Additionally, as part of the Agreement, we and the other equity owners are obligated to contribute, either as equity or subordinated debt, any amounts necessary to maintain Speedway’s defined fixed charge coverage ratio. We are obligated to contribute 27.78% of such amounts. Speedway has not yet reached its operating break-even point. Since our initial investment, we have made working capital contributions and loans to this affiliate in payments totaling $4,436,000.

Each guarantor has unconditionally guaranteed Speedway’s obligations under the Bonds not to exceed its respective maximum guaranteed amount. If an event of default occurs (as defined by the Agreement) or if the lenders exercise the put feature, the total outstanding balance on the Bonds, including any accrued interest, is immediately due from Speedway and each guarantor would be obligated to make payment under its guaranty up to its maximum guaranteed amount.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information described above under Item 1.01 is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: July 7, 2006	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer